                       Charles River and WuXi PharmaTech:
                        The First Global Early-Stage CRO

                                ISS PRESENTATION
                               FOLLOW-UP MATERIALS

Safe Harbor Statement

This document includes "forward-looking statements" within the meaning of the
Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as "anticipate," "believe," "expect,"
"estimate," "plan," "outlook," and "project" and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These statements are based on current expectations and beliefs of Charles River Laboratories ("Charles River" or "CRL") and WuXi
PharmaTech (Cayman) Inc ("WuXi" or "WX"), and involve a number of risks and uncertainties that could cause actual results to differ materially from those stated or implied by the forward-looking statements. Those risks and uncertainties include, but are not limited to: 1) the possibility that the proposed combination may be delayed or not completed due to the failure to obtain stockholder or regulatory approvals or otherwise satisfy the conditions to the proposed combination as set forth in the acquisition agreement for the proposed combination; 2) problems may arise in successfully integrating the businesses of the two companies (including retention of key executives); 3) the acquisition may involve unexpected costs; 4) the combined company may be unable to achieve the expected transaction benefits, including improved customer service levels and anticipated cost and revenue synergies or achieve potential revenue growth and non-GAAP margin expansion; 5) the businesses may suffer as a result of uncertainty surrounding the acquisition; and 6) the industry may be subject to future regulatory or legislative actions and other risks that are described in Securities and Exchange Commission ("SEC") reports filed or furnished by Charles River and WuXi. For additional information on these and other important factors that could adversely affect Charles River's or WuXi's business, financial condition, results of operations and prospects, see "Risk
Factors" (i) beginning on page 18 of Charles River's Annual Report on Form 10-K and (ii) beginning on page 6 of WuXi's 2009 Annual Report on Form 20-F, each filed at the SEC's website www.sec.gov. Forward-looking statements are based on
Charles River's current expectations and beliefs, and involve a number of risks and uncertainties that are difficult to predict and that could cause actual results to differ materially from those stated or implied by the forward-looking statements. Those risks and uncertainties include, but are not limited to: the ability to successfully integrate the businesses we acquire; the ability to successfully develop and commercialize SPC's technology platform; a decrease in research and development spending, a decrease in the level of outsourced services, or other cost reduction actions by our customers; the ability to convert backlog to sales; special interest groups; contaminations; industry trends; new displacement technologies; USDA and FDA regulations; changes in law;
continued availability of products and supplies; loss of key personnel; interest rate and foreign currency exchange rate fluctuations; changes in tax regulation and laws; changes in generally accepted accounting principles; and any changes in business, political, or economic conditions due to the threat of future terrorist activity in the U.S. and other parts of the world, and related U.S.
military action overseas. A further description of these risks, uncertainties, and other matters can be found in the Risk Factors detailed in Charles River's
Annual Report on Form 10-K as filed on February 19, 2010 and Quarterly Report on
Form 10-Q as filed on April 29, 2010, as well as other filings we make with the
SEC. Because forward-looking statements involve risks and uncertainties, actual results and events may differ materially from results and events currently expected by Charles River and WuXi. Charles River and WuXi assume no obligation and expressly disclaim any duty to update information contained in this document except as required by law.

Non-GAAP Financial Measures

This presentation includes discussion of non-GAAP financial measures. We believe that the inclusion of these non-GAAP financial measures provides useful information to allow investors to gain a meaningful understanding of our core operating results and future prospects, without the effect of one-time charges, consistent with the manner in which management measures and forecasts the
Company's performance. The non-GAAP financial measures included in this presentation are not meant to be considered superior to or a substitute for results of operations prepared in accordance with GAAP. The company intends to continue to assess the potential value of reporting non-GAAP results consistent with applicable rules and regulations.

Additional Information

This document may be deemed to be solicitation material in respect of the proposed combination of Charles River and WuXi. In connection with the proposed transaction, Charles River has filed a definitive proxy statement with the SEC.
Before making any voting or investment decisions, stockholders are urged to read the definitive proxy statement and any other relevant documents filed with the
SEC because they will contain important information. The definitive proxy statement has been mailed to the stockholders of Charles River seeking their approval of the proposed transaction. Charles River's stockholders may also obtain a copy of the definitive proxy statement free of charge by directing a request to: Charles River Laboratories, 251 Ballardvale Street, Wilmington, MA
01887, Attention: General Counsel. In addition, the definitive proxy statement is available free of charge at the SEC's website, www.sec.gov or stockholders may access copies of the documentation filed with the SEC by Charles River on
Charles River's website at www.criver.com/specialwuxi2010.

This document is not a solicitation of proxies from WuXi's shareholders to approve the proposed combination. In connection with the proposed transaction,
WuXi has filed a scheme document with the SEC on Form 6-K. Before making any voting or investment decisions, WuXi's shareholders are urged to read the scheme document and any other relevant documents filed with the SEC because they will contain important information. The scheme document has been mailed to WuXi's shareholders seeking their approval of the proposed combination. WuXi's shareholders may also obtain a copy of the scheme document free of charge by directing a request to: 288 Fute Zhong Road, Waigaoqiao Free Trade Zone,
Shanghai 200131, People's Republic of China, Attention: Genyong Qiu. In
addition, the scheme document is available free of charge at the SEC's website,
www.sec.gov. WuXi's shareholders may also access copies of the documents filed with the SEC by WuXi on WuXi's website at www.wuxiapptec.com.

Charles River, WuXi and their respective directors and executive officers and other members of management may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding Charles
River's directors and executive officers is available in Charles River's proxy statement for its 2010 annual meeting of shareholders, which was filed with the
SEC on March 30, 2010. Information regarding the interests of Charles River's directors and certain members of Charles River's management in the proposed transaction is set forth in the definitive proxy statement, which was filed with the SEC on July 1, 2010. Information regarding WuXi's directors and executive officers is available in WuXi's annual report on Form 20-F for the fiscal year ended December 31, 2009, which was filed with the SEC on April 23, 2010.
Information regarding the interests of WuXi's directors and certain members of
WuXi's management in the proposed transaction is available in WuXi's scheme document, which was filed on Form 6-K with the SEC on July 1, 2010.

This document does not constitute an offer of any securities for sale or a solicitation of an offer to buy any securities. The Charles River shares to be issued in the proposed transaction have not been and will not be registered under the Securities Act of 1933, as amended (the "Securities Act"), and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. Charles River intends to issue such
Charles River shares pursuant to the exemption from registration set forth in
Section 3(a)(10) of the Securities Act.

The Value of Synergies is Greater than the Premium Paid for WuXi

Note: All values rounded to nearest $5mm

(1)  Based on 28% premium paid on WuXi share price of $16.57 as of 4/23/10

(2)  Based on midpoint of J.P. Morgan standalone DCF for WuXi in section entitled "Opinion of Charles River's Financial Advisor" beginning on page
     45 of CRL definitive proxy statement filed 7/1/10

(3)  Based on midpoint of Credit Suisse standalone DCF for WuXi in section entitled "Opinion of Financial Advisor to WuXi" beginning on page 35 of WX scheme document filed 7/1/10

(4)  Value of cost synergies based on a 10.5x FV / EBITDA multiple
     (pre-announcement blended FV / EBITDA multiple weighted based on firm value contribution) applied to $20mm of cost synergies

(5)  Value of revenue synergies based on a 10.5x FV / EBITDA multiple applied to
     $75mm to $100mm of run-rate revenue synergies at a 25% to 30% margin

The Purchase Price is Attractive on a PEG Ratio Basis

Note: Current purchase price as of 7/16/10 assuming CRL stock price of $34.12, exchange ratio at high end of collar (0.2688x), and 75.5 fully-diluted WX shares outstanding

(1)  ______ WX non-GAAP EPS based on Wall Street research average as of 4/23/10 and adjusted to include stock compensation expense of $10.6mm (per Wall
     Street research). CRL non-GAAP EPS based on I/B/E/S consensus estimates as of 4/23/10

(2)  ______ Includes pre-tax cost synergies of $20mm as disclosed in CRL definitive proxy, taxed at 25.5%. Profit contribution from 1/3 of $87.5mm run-rate revenue synergies (midpoint of $75mm to $100mm range) assumed to be 27.5% (midpoint of 25% to 30% range) taxed at 25.5%

Proposed Transaction with WuXi Will Significantly Improve Charles River's
Revenue Growth and Margins

(1)  Based on WuXi unaudited prospective financial information of revenue and adjusted non-GAAP operating income as disclosed on page 53 of CRL definitive proxy filed 7/1/10, less estimated stock compensation expense of
     $13mm

(2)  Based on 2/3 of $87.5mm of run-rate revenue synergies (midpoint of $75mm to
     $100mm range)

(3)  2009 revenue includes WuXi 2009A revenue of $270mm for CAGR calculation

(4)  Based on $20mm of cost synergies as disclosed in CRL definitive proxy filed
     7/1/10, growing in line with forecasted cost structure beginning in 2011

(5)  Based on 27.5% contribution (midpoint of 25% to 30% range) on $58mm of revenue synergies shown above

The Transaction Adds Meaningfully to CRL's Standalone Long-Term Earnings Growth

(1)  Scenarios assume CRL revenues and EPS grow at 0%, 5% and 10% annual rate, respectively, from 2009A levels; EBITDA and EBITA margins constant at 2009 levels; capex and net working capital forecast at 2009 percentage of sales

(2)  Assumes CRL stock price of $34.12 as of 7/16/10, exchange ratio of .2688x,
     75.5mm WuXi diluted shares outstanding, blended tax rate of 25.5%; WX through 2012 based on unaudited prospective financial information as disclosed in CRL definitive proxy statement filed 7/1/10 less estimated annual stock compensation expense; WX subsequently grown at I/B/E/S mean long-term growth rate of 17.2%; includes $20mm of cost synergies beginning in 2011 growing in line with forecasted cost structure taxed at 25.5%;
     includes annual revenue synergies of $87.5mm phased in over three years beginning in 2011 growing in line with forecasted revenue growth beginning in 2014 taxed at 25.5%

(3)  Stock repurchases occur at beginning of year starting in 2011; prior year's free cash flow and new borrowing up to 3.0x total debt / LTM EBITDA used for repurchases; net working capital assumed to be 16.5% of revenue (based on 2009 percentage of revenue); assumes shares are repurchased during 2011 at 5.0% premium to $39.77 share price as of 4/23/10; thereafter shares are repurchased at 17.5x PF LTM EPS (2010 P/E multiple assuming unaffected CRL stock price of $39.77 as of 04/23/10 and 2010 I/B/E/S mean EPS of $2.27 as of 4/23/10) plus 5.0% premium; assumes tax rate of 29.0%, interest income rate of 2.0% and cost of debt of 4.5%

(4)  Stock repurchases occur at beginning of year starting in 2011; prior year's free cash flow and new borrowing up to 3.0x total debt / LTM EBITDA used for repurchases; net working capital assumed to be 16.5% of PF revenue
     (based on 2009 percentage of revenue); assumes 2011 shares are repurchased at 5.0% premium to $39.77 share price as of 4/23/10; thereafter shares are repurchased at 17.5x PF LTM EPS (2010 P/E multiple assuming unaffected CRL stock price of $39.77 as of 04/23/10 and 2010 I/B/E/S mean EPS of $2.27 as of 4/23/10) plus 5.0% premium; assumes blended tax rate of 25.5%, interest income rate of 2.0% and cost of debt of 4.5%